Exhibit 99.1

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NYSE Euronext Announces Third Quarter 2007 Financial Results

Strong Growth Across Products and Geographies Drives Record Earnings

NEW YORK – Nov. 2, 2007 – NYSE Euronext (NYSE Euronext: NYX) today reported net income of $258 million, or $0.97 per diluted share, for the three months ended September 30, 2007, a 279% increase as compared to net income of $68 million, or $0.43 per diluted share, for the three months ended September 30, 2006. These results are presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Third quarter 2007 GAAP results include the operations of NYSE Group and Euronext N.V. for the full quarter. The comparative results for 2006 reflect the operations of NYSE Group only.

“During the third quarter, we delivered record financial results through strong growth across our business lines, driven largely by record trading volumes in the U.S. and Europe and ongoing expense control,” said Nelson Chai, Executive Vice President and Chief Financial Officer. “These results reflect the tremendous benefits we derive from operating a globally diversified company, with a business model that will continue to serve us well as we make further progress towards realizing the synergies related to the NYSE Euronext merger.”

Included in the results for the three months ended September 30, 2007 are (i) $22 million in merger expenses incurred in connection with both the acquisition of Archipelago Holdings on March 7, 2006 and the combination with Euronext N.V. on April 4, 2007, and exit costs, (ii) a $32 million gain on the sale of the member firm regulatory functions of NYSE Regulation to FINRA, and (iii) a $55 million deferred tax benefit related to an enacted reduction of the UK corporate tax rate from 30% to 28%.

Giving effect to the Archipelago and Euronext transactions as if they had occurred at the beginning of the earliest period presented, but excluding merger expenses, exit costs and other non-recurring items, NYSE Euronext’s net income on a non-GAAP basis for the three months ended September 30, 2007 would have been $202 million, or $0.76 per diluted share, a $85 million or 73% increase as compared to net income of $117 million, or $0.44 per diluted share, for the three months ended September 30, 2006. In addition, on a non-GAAP basis, operating income grew 68% to $320 million for the third quarter of 2007 from $190 million in the year-ago period. A full reconciliation of these non-GAAP results is included in the attached tables.

At constant USD/Euro exchange rates, neutralizing the impact of acquisitions and dispositions of businesses and equity investments for the period, and on a non-GAAP basis, NYSE Euronext’s revenues, net of activity assessment fees, for the three months ended September 30, 2007 increased 34%, while fixed operating expenses (defined as operating expenses, net of Section 31 fees, merger expenses, exit costs, liquidity payments, routing and clearing fees) decreased 8% compared to the three months ended September 30, 2006.

Other Third Quarter Financial Highlights

•	Excluding the effect of activity assessment fees and Section 31 fees, and on a non-GAAP basis:

•

NYSE Euronext derived 25% of its third quarter 2007 net revenues (defined as total revenues, net of liquidity payments, routing and clearing fees) from derivatives trading, 18% from European cash trading, 12% from U.S. cash trading, 13% from market data, and 12% from listings; and

•	NYSE Euronext’s operating margin increased to 31% of total revenues for the three months ended September 30, 2007 as compared to 26% for the same period a year ago.

•

After distributing $133 million of dividends to shareholders and repaying $1.1 billion of debt since the consummation of the NYSE Euronext combination on April 4, NYSE Euronext had $1.4 billion of cash, cash equivalents and short-term financial investments (net of Section 31 fees payable to the SEC) as of September 30, 2007.

Third Quarter Business Highlights

•	NYSE Euronext’s derivative markets, Liffe and NYSE Arca Options, continue to deliver strong growth and superior market quality.

•

With 272.2 million contracts traded during the three months ended September 30, 2007, Liffe set a record for trading activity, an increase of 54.4% compared to the same period a year ago. Average daily volume across Liffe’s product categories increased compared to the three months ended September 30, 2006: interest rate contracts grew 51.3%, equity products (single stocks and indices) grew 62.4% and commodities grew 23.6%. During the first nine months of 2007, trading activity on Liffe reached 724.4 million contracts traded, a 28.7% increase compared to the nine months ended September 30, 2006. This year-over-year growth included strong gains of 32.3% for total equity products, 26.7% for commodity products and 26.0% for total interest rate products.

•

Bclear, Liffe’s wholesale clearing service for OTC trades, processed 24.3 million contracts for the three months ended September 30, 2007 compared to 9.1 million contracts for the comparable period a year ago, up 167.9%. The growth of business is mainly attributable to the Universal Stock Futures in which Liffe has gained the leadership role in Europe. During the first nine months of 2007, Bclear processed 89.8 million contracts compared to 42.5 million contracts for the comparable period a year ago, an increase of 111%.

•

With total volume for all contracts in the U.S. options penny pilot up over 55% year-to-date, NYSE Arca Options’ unique pricing model and advanced systems architecture solidified its status as an industry leader in options trading. In the third quarter of 2007, NYSE Arca Options’ market share was 11.8%, an increase of 1.5% from the same period last year. During the three months ended September 30, 2007, market share in the 13 penny pilot issues was 13.5%, up 1.8% from the previous quarter.

•

NYSE Euronext’s cash markets, which trade more shares than any other equities marketplace in the world and represent the largest pools of liquidity in their respective markets, realized record trading volumes and message traffic during the three months ended September 30, 2007.

•

NYSE Euronext’s European cash markets had their best quarter ever with an average of 1.34 million trades per day, an increase of 85.5% compared to the three months ended September 30, 2006. Year-over-year, the average daily number of trades increased in every product category traded on Euronext during the third quarter of 2007: cash equities grew 86.6%, ETFs grew 244.2%, structured products (warrants and certificates) grew 61.7% and bonds grew 9.4%.

•

During the first nine months of 2007, 235.9 million trades on cash products have been executed on NSC, NYSE Euronext’s European cash trading platform, up 44.5% compared to the same period in 2006, representing more volume in that period than executed in all of 2006.

•

NYSE Euronext’s U.S. cash markets comprised the largest liquidity pool in NYSE-listed cash trading with 59.5% of matched trading volume for the three months ended September 30, 2007. Total NYSE Group volume for the three months ended September 30,

2007 reached a new all-time record with over 195.4 billion shares handled, including new all-time volume records for the most active day, week and month. Year-over-year, handled volume on NYSE Euronext’s U.S. exchanges grew substantially during the third quarter with increases of 28.4% in NYSE-listed equities, 111.6% in NYSE Arca and Amex listed equities, and 105.6% in ETFs, while volumes in Nasdaq listed equities decreased 13.9%.

•

With over 41% of listings and 67% of the total assets under management for all ETFs in the U.S., NYSE Arca continues to be the largest single displayed liquidity pool for ETF trading in the U.S. with 41.1% of handled trading volume for the three months ended September 30, 2007.

•

Nearly 3,900 issuers are listed on NYSE Euronext markets, with operating companies representing $29 trillion in total global market capitalization, greater than the next four largest equities marketplaces combined.

•

The 88 new listings on NYSE Euronext’s U.S. markets for the three months ended September 30, 2007 included 15 IPOs by operating companies. Total IPO proceeds raised by operating companies in connection with listings during the three months ended September 30, 2007 were $8.4 billion, compared to $3.3 billion during the three months ended September 30, 2006.

•

For the nine months ended September 30, 2007, NYSE Euronext’s U.S. markets produced a total of 199 listings, including 7 transfers from Nasdaq, 8 transfers from the American Stock Exchange and other markets, and 51 IPOs by operating companies, which raised total proceeds of $24.4 billion in connection with listing.

•

Year-to-date, U.S. domestic IPOs listing on NYSE Euronext’s U.S. markets raised more than 90% of qualified IPO proceeds, while non-US offerings on NYSE Euronext’s U.S. markets represented 100% of qualified proceeds raised.

•

Year-to-date, NYSE Euronext’s U.S. markets listed 82 ETFs compared to 42 new ETF listings during the same period a year ago. Also during the quarter, 13 ETFs listed in Europe on NextTrack bringing the total number of ETFs listed through the first nine months of 2007 to 57.

•

For the three months ended September 30, 2007, NYSE Euronext’s European markets listed 37 new issuers compared to 26 during the third quarter of 2006. Capital raised in connection with listings during the three months ended September 30, 2007 amounted to €2.7 billion. Of those new listings, NYSE Alternext added 9 IPOs for a total of 109 listings at the end of September.

•	For the nine months ended September 30, 2007, NYSE Euronext’s European markets, including NYSE Alternext, attracted 107 new listings with €5.9 billion raised.

•

During the third quarter of 2007, NYSE Euronext’s exchanges achieved a number of significant volume and message capacity records with uninterrupted systems performance. Additionally, the NYSE plans to upgrade message capacity to 64,000 messages per second by year-end, up from 25,000 at the beginning of 2007 and its current capacity of 38,000.

•	On October 24, NYSE Euronext was included in the S&P 500 and S&P 100 benchmark indices; NYSE Euronext is the only exchange group included in the S&P 100.

The results of operations of Euronext N.V. for the three and nine months ended September 30, 2007 are reported under U.S. GAAP under the caption “European Operations” in the accompanying tables. Questions regarding Euronext N.V.’s third quarter results should be directed to Investor Relations (contact details provided above).

To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses and exit costs, and other non-recurring items, and (ii) to improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.

About NYSE Euronext

NYSE Euronext, a holding company created by the combination of NYSE Group, Inc. and Euronext N.V., commenced trading on April 4, 2007. NYSE Euronext (NYSE Euronext: NYX) operates the world’s largest and most liquid exchange group and offers the most diverse array of financial products and services. NYSE Euronext, which brings together six cash equities exchanges in five countries and six derivatives exchanges in six countries, is a world leader for listings, trading in cash equities, equity and interest rate derivatives, bonds and the distribution of market data. Representing a combined $30.3 trillion/€21.3 trillion total market capitalization of listed companies and average daily trading value of approximately $139 billion/€103 billion (as of September 30, 2007), NYSE Euronext seeks to provide the highest standards of market quality and integrity, innovative products and services to investors, issuers, and all users of its markets.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2006 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on June 6, 2007 under No. R.07-0089), 2006 Annual Report on Form 10-K, as amended, and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

NYSE Euronext

Condensed consolidated statements of income in accordance with U.S. GAAP (unaudited)

(in millions, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Revenues
Activity assessment	$131	$163	$432	$492
Cash trading	466	171	1,103	432
Derivatives trading	243	9	441	22
Listing	96	89	285	266
Market data	101	57	270	166
Software and technology services	96	28	213	109
Regulatory	29	50	135	136
Other	36	35	100	94

Total revenues	1,198	602	2,979	1,717
Section 31 fees	(131)	(163)	(432)	(492)
Merger expenses and exit costs	(22)	(8)	(49)	(20)
Compensation	(202)	(130)	(515)	(437)
Liquidity payments	(211)	(66)	(510)	(160)
Routing and clearing	(64)	(20)	(164)	(49)
Systems and communications	(89)	(30)	(198)	(90)
Professional services	(30)	(28)	(84)	(86)
Depreciation and amortization	(71)	(35)	(177)	(99)
Occupancy	(35)	(23)	(90)	(63)
Marketing and other	(55)	(24)	(127)	(72)
Regulatory fine income	10	11	19	34

Operating income	298	86	652	183
Net interest and investment income (loss)	(21)	12	(34)	31
Gain on sale of equity investment	32	—	34	21
Income from associates	6	—	9	—
Other income	5	17	18	32

Income before income tax provision and minority interest	320	115	679	267
Income tax provision	(52)	(46)	(177)	(105)
Minority interest	(10)	(1)	(16)	(3)

Net income	$258	$68	$486	$159

Basic earnings per share	$0.97	$0.43	$2.14	$1.09
Diluted earnings per share	$0.97	$0.43	$2.13	$1.08

Basic weighted average shares outstanding	265	156	227	147 [a]
Diluted weighted average shares outstanding	266	157	228	148 [a]

[a]	Adjusted to reflect the merger with Archipelago on March 7, 2006 giving retroactive effect to the issuance of shares to former NYSE members.

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended September 30, [a]		Nine months ended September 30, [a]
	2007	2006	2007	2006
	Pro Forma Combined	Pro Forma Combined	Pro Forma Combined	Pro Forma Combined
Revenues
Cash trading	$466	$254	$1,224	$788
Derivatives trading	243	152	625	465
Listing	96	95	290	285
Market data	101	92	314	279
Software and technology services	96	85	274	277
Regulatory	29	50	136	137
Other	36	49	110	137

Total revenues	1,067	777	2,973	2,368
Compensation	(202)	(214)	(606)	(653)[b]
Liquidity payments	(211)	(88)	(538)	(266)
Routing and clearing	(64)	(20)	(166)	(64)
Systems and communications	(89)	(88)	(252)	(260)
Professional services	(30)	(39)	(96)	(128)
Depreciation and amortization	(71)[c]	(70)[c]	(214)[c]	(205)[c]
Occupancy	(35)	(36)	(106)	(106)
Marketing and other	(55)	(43)	(147)	(135)
Regulatory fine income	10	11	19	34

Operating income	320	190	867	585
Net interest and investment loss	(21)[d]	(12)[d]	(69)[d]	(49)[d]
Income from associates	6	4	13	13 [e]
Other income	5	10	21	28

Income before income tax provision and minority interest	310	192	832	577
Income tax provision	(100)[f]	(70)[f]	(274)[f]	(202)[f]
Minority interest	(8)	(5)	(24)	(17)

Net income	$202	$117	$534	$358

Basic earnings per share	$0.76	$0.45	$2.02	$1.36
Diluted earnings per share	$0.76	$0.44	$2.01	$1.35
Basic weighted average shares outstanding	265	262	265	262 [g]
Diluted weighted average shares outstanding	266	264	266	265 [g]

[a]	The results of operations on NYSE Euronext are presented as if the following transactions had been completed at the beginning of the earliest period presented:
1.	The acquisition of PCX Holdings and subsidiaries by Archipelago,
2.	The disposition of Wave Securities by Archipelago,
3.	The merger of Archipelago and NYSE, and
4.	The merger of NYSE Group and Euronext.

Merger expenses and exit costs of $22 million and $24 million have been eliminated from the results of operations for the three months ended September 30, 2007 and 2006, respectively, and $141 million and $60 million for the nine months ended September 30, 2007 and 2006, respectively, as they represent nonrecurring charges directly attributable to either the merger of the NYSE and Archipelago or the merger of NYSE Group and Euronext N.V.

In addition, gains on sale of equity investments and other income of $32 million and $22 million have been eliminated from the results of operations for the three months ended September 30, 2007 and 2006, respectively, and $34 million and $105 million for the nine months ended September 30, 2007 and 2006, respectively, as they represent nonrecurring items.

Activity assessment fees and Section 31 fees have not been presented as they have no impact on operating income or net income.

[b]	One-time compensation charges of $38 million recorded by NYSE Group at the time of the merger with Archipelago and $2 million acceleration of certain Archipelago stock options immediately prior to the merger with NYSE Group were eliminated.
[c]	Includes amortization expense of $25 million related to the fair value of the identifiable intangible assets of Euronext for each of the three months ended September 30, 2007 and 2006, and $75 million for the each of the nine months ended September 30, 2007 and 2006.
[d]	Includes interest expense of $36 million and $31 million on the NYSE Euronext debt incurred as part of the merger with Euronext for the three months ended September 30, 2007 and 2006, respectively, and $105 million and $86 million for the nine months ended September 30, 2007 and 2006, respectively.
[e]	Following the fair value adjustment recorded at the Euronext acquisition date, and in connection with the July 2007 redemption of the LCH Clearnet convertible preferred shares and LCH Clearnet’s repurchase of 20 million ordinary shares previously owned by Euronext, NYSE Euronext no longer accounts for its share in LCH Clearnet’s results of operations. As a result, the $14 million and $31 million income from associates related to LCH Clearnet for the three and nine months ended September 30, 2006, respectively, has been eliminated.
[f]	A nonrecurring $55 million tax benefit has been eliminated from both the three and the nine months ended September 30, 2007 in connection with the enacted reduction of the UK corporate tax rate from 30% to 28% effective April 1, 2008. Additionally, a nonrecurring tax benefit of $3 and $14 million has been eliminated from the three and nine months ended September 30, 2006, respectively, which corresponds to a change in tax rate on deferred capital gains recorded by Euronext, including gains related to LCH Euronext.
[g]	Adjusted to reflect the merger with Archipelago on March 7, 2006 giving retroactive effect to the issuance of shares to former NYSE members.

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended September 30, 2007 [a]				Three months ended September 30, 2006 [a]
	US Operations	European Operations	Corporate Items	Pro Forma Combined	US Operations	European Operations	Corporate Items	Pro Forma Combined
Revenues
Cash trading	$323	$143	$—	$466	$171	$83	$—	$254
Derivatives trading	21	222	—	243	9	143	—	152
Listing	91	5	—	96	89	6	—	95
Market data	52	49	—	101	57	35	—	92
Other revenues	77	84	—	161	113	71	—	184

Total revenues	564	503	—	1,067	439	338	—	777
Liquidity payments	(166)	(45)	—	(211)	(66)	(22)	—	(88)
Routing and clearing	(64)	—	—	(64)	(20)	—	—	(20)
Other operating expenses, net	(220)[b]	(243)[c]	(9)	(472)	(256)[b]	(217)[c]	(6)	(479)

Operating income	114	215	(9)	320	97	99	(6)	190
Net interest and investment income (loss)			(21)[d]	(21)			(12)[d]	(12)
Income from associates			6	6			4	4
Other income			5	5			10	10

Income before income tax provision and minority interest				310				192
Income tax provision				(100)				(70)
Minority interest				(8)				(5)

Net income				$202				$117

Basic earnings per share				$0.76				$0.45
Diluted earnings per share				$0.76				$0.44

Basic weighted average shares outstanding				265				262
Diluted weighted average shares outstanding				266				264

[a]	The results of operations of NYSE Euronext are presented as if the merger with NYSE Group and Euronext had been completed at the beginning of the earliest period presented. Merger expenses and exit costs of $22 million and $24 million for the three months ended September 30, 2007 and September 30, 2006, respectively, have been eliminated as they represent nonrecurring charges attributable to business combinations. In addition, gains on sale of equity investment and other income of $32 million and $22 million have been eliminated from the results of operations for the three months ended September 30, 2007 and 2006, respectively, as they represent nonrecurring items. Activity assessment fees and Section 31 fees have not been presented as they have no impact on operating income or net income.
[b]	Includes regulatory fine income of $10 million and $11 million for the three months ended September 30, 2007 and 2006, respectively.
[c]	Includes amortization expense of $25 million related to the fair value of the identifiable intangible assets of Euronext for both the three months ended September 30, 2007 and the three months ended September 30, 2006.
[d]	Includes interest expense of $36 million and $31 million on the NYSE Euronext debt incurred as part of the merger with Euronext for the three months ended September 30, 2007 and 2006, respectively.

NYSE Euronext

Condensed combined statements of income including non-GAAP financial measures (unaudited)

(in millions, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Nine months ended September 30, 2007 [a]				Nine months ended September 30, 2006 [a]
	US Operations	European Operations	Corporate Items	Pro Forma Combined	US Operations	European Operations	Corporate Items	Pro Forma Combined
Revenues
Cash trading	$841	$383	$—	$1,224	$521	$267	$—	$788
Derivatives trading	50	575	—	625	30	435	—	465
Listing	271	19	—	290	266	19	—	285
Market data	173	141	—	314	179	100	—	279
Other revenues	286	234	—	520	342	209	—	551

Total revenues	1,621	1,352	—	2,973	1,338	1,030	—	2,368
Liquidity payments	(438)	(100)	—	(538)	(204)	(62)	—	(266)
Routing and clearing	(166)	—	—	(166)	(64)	—	—	(64)
Other operating expenses, net	(699)[b]	(682)[c]	(21)	(1,402)	(793)[b]	(631)[c]	(29)	(1,453)

Operating income	318	570	(21)	867	277	337	(29)	585
Net interest and investment income (loss)			(69)[d]	(69)			(49)[d]	(49)
Income from associates			13	13			13	13
Other income			21	21			28	28

Income before income tax provision and minority interest				832				577
Income tax provision				(274)				(202)
Minority interest				(24)				(17)

Net income				$534				$358

Basic earnings per share				$2.02				$1.36
Diluted earnings per share				$2.01				$1.35

Basic weighted average shares outstanding				265				262
Diluted weighted average shares outstanding				266				265

[a]	The results of operations of NYSE Euronext are presented as if the merger with NYSE Group and Euronext had been completed at the beginning of the earliest period presented. Merger expenses and exit costs of $141 million and $60 million for the nine months ended September 30, 2007 and September 30, 2006, respectively, have been eliminated as they represent nonrecurring charges attributable to business combinations. In addition, gains on sale of equity investment and other income of $34 million and $105 million have been eliminated from the results of operations for the nine months ended September 30, 2007 and 2006, respectively, as they represent nonrecurring items. Activity assessment fees and Section 31 fees have not been presented as they have no impact on operating income or net income.
[b]	Includes regulatory fine income of $19 million and $34 million for the nine months ended September 30, 2007 and 2006, respectively.
[c]	Includes amortization expense of $75 million related to the fair value of the identifiable intangible assets of Euronext for both the nine months ended September 30, 2007 and 2006.
[d]	Includes interest expense of $105 million and $86 million on the NYSE Euronext debt incurred as part of the merger with Euronext for the nine months ended September 30, 2007 and 2006, respectively.

NYSE Euronext

Reconciliation of non-GAAP financial measures to GAAP measures

(in millions)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	U.S. GAAP Results	Euronext [a]	Other Pro Forma Adjustments		Pro Forma Combined
Three months September 30, 2007
Revenues	$1,198	$—	$(131)[b]		$1,067
Operating expenses, net	(900)	—	153	[b], [c]	(747)

Operating income	298	—	22		320
Net interest and investment loss	(21)	—	—		(21)
Gain on sale of equity investment	32	—	(32)		—
Income from associates	6	—	—		6
Other income	5	—	—		5

Income before income tax provision and minority interest	320	—	(10)		310
Income tax provision	(52)	—	(48)[d]		(100)
Minority interest	(10)	—	2		(8)

Net income	$258	$—	$(56)		$202

Nine months ended September 30, 2007
Revenues	$2,979	$426	$(432)[b]		$2,973
Operating expenses, net	(2,327)	(328)	549	[b], [c], [e]	(2,106)

Operating income	652	98	117		867
Net interest and investment loss	(34)	—	(35)[f]		(69)
Gain on sale of equity investment	34	—	(34)		—
Income from associates	9	4	—		13
Other income	18	3	—		21

Income before income tax provision and minority interest	679	105	48		832
Income tax provision	(177)	(34)	(63)[d]		(274)
Minority interest	(16)	(8)	—		(24)

Net income	$486	$63	$(15)		$534

[a]	Corresponding to the results of operations of Euronext for the period which preceded the April 4, 2007 merger with NYSE Group.
[b]	Includes Activity assessment fees / Section 31 fees.
[c]	Includes merger expenses and exit costs.
[d]	Includes the income tax benefit recorded in connection with the enacted reduction of the UK corporate tax rate.
[e]	Includes the amortization expense related to the fair value of the identifiable intangible assets of Euronext.
[f]	Includes the interest expense on the NYSE Euronext debt incurred as part of the merger with Euronext.

NYSE Euronext

Condensed consolidated statements of financial condition

(in millions)

	September 30, 2007	December 31, 2006
	(unaudited)
Assets
Current assets:
Cash, cash equivalents, investment and other securities	$1,489	$979
Accounts receivable, net	570	335
Deferred income taxes	102	108
Other current assets	75	21

Total current assets	2,236	1,443
Property and equipment, net	575	378
Goodwill	4,986	536
Other intangible assets, net	7,239	584
Investment in associates	214	—
Deferred income taxes	398	366
Other assets	626	159

Total assets	$16,274	$3,466

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$852	$650
Deferred revenue	280	114
Short term debt	2,169	—
Deferred income taxes	68	68

Total current liabilities	3,369	832
Accrued employee benefits	347	355
Deferred revenue	336	322
Long term debt	531	—
Deferred income taxes	2,313	265
Other liabilities	29	23

Total liabilities	6,925	1,797
Minority interest	200	—
Stockholders’ equity	9,149	1,669

Total liabilities and stockholders’ equity	$16,274	$3,466

NYSE Euronext

Selected Statistical Data:

Volume Summary - Cash Products

	Average Daily Volume			Total Volume			Total Volume
(Unaudited)	Q3 ‘07	Q3 ‘06	% Chg	Q3 ‘07	Q3 ‘06	% Chg	YTD 2007	% Chg vs. YTD 2006
Number of Trading Days - European Markets	65	65	—	65	65	—	191	—
Number of Trading Days - U.S. Markets	63	63	—	63	63	—	187	—

European Cash Products (trades in thousands)	1,341	723	85.5%	87,177	46,986	85.5%	235,890	44.5%

Equities	1,287	690	86.6%	83,652	44,836	86.6%	225,932	45.0%
Exchange-Traded Funds	7	2	244.2%	431	125	244.2%	1,090	121.3%
Structured Products	42	26	61.7%	2,715	1,679	61.7%	7,613	32.3%
Bonds	6	5	9.4%	378	345	9.4%	1,255	1.7%

U.S. Cash Products (shares in millions)
NYSE Listed Issues [1]
NYSE Group Handled Volume [2]	2,420	1,771	36.6%	152,451	111,584	36.6%	419,216	19.3%
NYSE Group Matched Volume [3]	2,219	1,727	28.4%	139,784	108,826	28.4%	390,245	13.4%
NYSE Group TRF Volume [4]	90	—	—	5,693	—	—	6,753	—
Total NYSE Listed Consolidated Volume	3,729	2,447	52.4%	234,927	154,162	52.4%	621,506	33.0%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	64.9%	72.4%		64.9%	72.4%		67.5%
Matched Volume [3]	59.5%	70.6%		59.5%	70.6%		62.8%
TRF Volume [4]	2.4%	—		2.4%	—		1.1%

NYSE Arca & Amex Listed Issues

NYSE Group Handled Volume [2]	267	126	111.5%	16,790	7,939	111.5%	37,986	58.8%
NYSE Group Matched Volume [3]	231	109	111.6%	14,542	6,873	111.6%	32,821	58.3%
NYSE Group TRF Volume [4]	32	—	—	2,046	—	—	2,684	—
Total NYSE Arca & Amex Listed Consolidated Volume	704	328	114.8%	44,381	20,663	114.8%	100,152	47.5%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	37.8%	38.4%		37.8%	38.4%		37.9%
Matched Volume [3]	32.8%	33.3%		32.8%	33.3%		32.8%
TRF Volume [4]	4.6%	—		4.6%	—		2.7%

Nasdaq Listed Issues

NYSE Group Handled Volume [2]	415	477	-13.0%	26,117	30,022	-13.0%	83,601	-11.1%
NYSE Group Matched Volume [3]	338	392	-13.9%	21,270	24,700	-13.9%	68,259	-11.1%
NYSE Group TRF Volume [4]	155	—	—	9,755	—	—	15,834	—
Total Nasdaq Listed Consolidated Volume	2,183	1,870	16.8%	137,525	117,785	16.8%	406,186	5.9%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	19.0%	25.5%		19.0%	25.5%		20.6%
Matched Volume [3]	15.5%	21.0%		15.5%	21.0%		16.8%
TRF Volume [4]	7.1%	—		7.1%	—		3.9%

Exchange-Traded Funds [1,5]
NYSE Group Handled Volume [2]	354	171	106.6%	22,302	10,794	106.6%	51,066	56.6%
NYSE Group Matched Volume [3]	315	153	105.6%	19,866	9,663	105.6%	45,582	55.6%
NYSE Group TRF Volume [4]	45	—	—	2,854	—	—	3,873	—
Total ETF Consolidated Volume	862	394	118.7%	54,277	24,819	118.7%	120,485	59.0%

NYSE Group Share of Total Consolidated Volume
Handled Volume [2]	41.1%	43.5%		41.1%	43.5%		42.4%
Matched Volume [3]	36.6%	38.9%		36.6%	38.9%		37.8%
TRF Volume [4]	5.3%	—		5.3%	—		3.2%

Please refer to footnotes on the following page.

NYSE Euronext

Selected Statistical Data:

Volume Summary - Derivatives Products

	Average Daily Volume			Total Volume			Total Volume
(Unaudited; contracts in thousands)	Q3 ‘07	Q3 ‘06	% Chg	Q3 ‘07	Q3 ‘06	% Chg	YTD 2007	% Chg vs. YTD 2006
Number of Trading Days - European Markets	65	65	—	65	65	—	191
Number of Trading Days - U.S. Markets	63	63	—	63	63	—	187

European Derivatives Products	4,187	2,712	54.4%	272,185	176,283	54.4%	724,428	28.7%

Total Interest Rate Products	2,469	1,641	50.4%	160,499	106,686	50.4%	398,665	26.0%

Short Term Interest Rate Products	2,357	1,557	51.3%	153,187	101,217	51.3%	376,768	25.9%
Medium and Long Term Interest Rate Products	112	84	33.7%	7,312	5,469	33.7%	21,898	28.0%

Total Equity Products [6]	1,665	1,025	62.4%	108,196	66,642	62.4%	316,092	32.3%

Total Individual Equity Products	1,008	578	74.3%	65,520	37,590	74.3%	199,464	36.1%
Total Equity Index Products	657	447	46.9%	42,676	29,052	46.9%	116,627	26.3%

of which Bclear	374	140	167.9%	24,330	9,081	167.9%	89,780	111.0%
Individual Equity Products	298	93	220.9%	19,350	6,030	220.9%	75,360	135.9%
Equity Index Products	77	47	63.2%	4,979	3,051	63.2%	14,420	36.1%

Commodity Products	52	42	23.6%	3,375	2,731	23.6%	9,315	26.7%

Currency Products	2	3	-49.1%	114	225	-49.1%	355	-11.9%

U.S. Derivatives Products - Equity Options [7]
NYSE Arca Options Contracts	1,281	699	83.3%	80,733	44,048	83.3%	220,458	61.3%
Total Consolidated Options Contracts	10,872	6,815	59.5%	684,924	429,351	59.5%	1,822,393	35.4%

NYSE Group Share of Total	11.8%	10.3%		11.8%	10.3%		12.1%	1.9%

[1]	Includes all volume executed in NYSE Group crossing sessions.
[2]

Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Group’s exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.

[3]	Represents the total number of shares of equity securities and ETFs executed on the NYSE Group’s exchanges.
[4]	Represents NYSE’s volume in FINRA/NYSE Trade Reporting Facility (TRF).
[5]	Data included in previously identified categories.
[6]	Includes all trading activities for Bclear, Liffe’s clearing service for wholesale equity derivatives.
[7]	Includes trading in U.S. equity options contracts, not equity-index options.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.

All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.

NYSE Euronext

Selected Statistical Data:

Other Operating Statistics

	Three Months Ended
(Unaudited)	September 30, 2007	June 30, 2007	September 30, 2006
NYSE Euronext Listed Issuers

NYSE Listed Issuers

NYSE listed issuers[1]	2,706	2,730	2,704
Number of new issuer listings[1]	54	70	35
Capital raised in connection with new listings ($mm)[2]	$8,393	$12,835	$3,259

Euronext Listed Issuers

Euronext listed issuers[1]	1,186	1,197	1,209
Number of new issuer listings[3]	37	45	26
Capital raised in connection with new listings ($mm)[2]	$2,709	$4,482	$3,208

NYSE Euronext Market Data[4]

NYSE Market Data

Share of Tape A revenues (%)	63.3%	69.5%	82.0%
Share of Tape B revenues (%)	32.7%	32.2%	35.2%
Share of Tape C revenues (%)	20.3%	21.7%	24.5%
Professional subscribers (Tape A)	445,606	434,100	417,642

Euronext Market Data

Number of terminals	216,654	212,374	206,534

NYSE Euronext Operating Expenses

NYSE Euronext employee headcount[5]

NYSE Euronext headcount excluding GL Trade	3,146	3,644	3,958
GL Trade headcount	1,409	1,323	1,139

NYSE Euronext Financial Statistics

NYSE Euronext foreign exchange rate (€/US$)

Average €/US$ exchange rate for the quarter	$1.375	$1.348	$1.274

[1]

Figures for NYSE listed issuers include listed operating companies, closed-end funds, and ETFs, and do not include NYSE Arca, Inc. or structured products listed on the NYSE. There were 48 ETFs and 14 operating companies exclusively listed on NYSE Arca, Inc. as of September 30, 2007. There were 490 structured products listed on the NYSE as of September 30, 2007. Figures for Euronext present the operating companies listed on Eurolist, Alternext, and Free Market, and do not include closed-end funds, ETFs and structured product (warrants and certificates). At the end of September 2007, 109 companies were listed on Alternext and 216 ETFs were listed on NextTrack.

[2]

Euronext figures show capital raised in millions of euros by operating companies listed on Eurolist and do not include Alternext, Free Market and close-end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of USD by operating companies listed on NYSE and Arca exchanges and do not include closed-end funds, ETFs and structured products.

[3]	Euronext figures include operating companies listed on Eurolist, Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).
[4]

Tape A represents NYSE listed securities, “Tape B” represents NYSE Arca and Amex listed securities, and “Tape C” represents Nasdaq listed securities. Per the SEC’s Regulation NMS, as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tapes A and B was derived based on share of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection of market data that multiple markets make available on a consolidated basis.

[5]

Headcount figures are presented as of quarter end. NYSE Euronext owns approximately 40% of the common equity of GL Trade, which is listed separately on Eurolist by Euronext in Paris. NYSE Euronext consolidates the results of GL Trade. Effective July 30, 2007, approximately 427 NYSE Euronext employees were transferred to Financial Industry Regulatory Authority (FINRA) and are no longer employees of NYSE Euronext.

Source: NYSE Euronext